                                                     EXHIBIT 3.3





                                    BYLAWS
                                      OF
                     E. I. DU PONT DE NEMOURS AND COMPANY
                     ------------------------------------





                    Incorporated Under The Laws of Delaware






AS REVISED October 29, 1997

                                                                     EXHIBIT 3.3


                                    BYLAWS


                                                            Page
                                                            ----
                           ARTICLE I.

MEETING OF STOCKHOLDERS:
  Section  1.  Annual                                         1
  Section  2.  Special                                        1
  Section  3.  Notice                                         1
  Section  4.  Quorum                                         1
  Section  5.  Organization                                   1
  Section  6.  Voting                                         2
  Section  7.  Inspectors                                     2


                           ARTICLE II.

BOARD OF DIRECTORS:
  Section  1.  Number                                         2
  Section  2.  Term                                           2
  Section  3.  Increase of Number                             2
  Section  4.  Resignation                                    2
  Section  5.  Vacancies                                      2
  Section  6.  Regular Meetings                               2
  Section  7.  Special Meetings                               3
  Section  8.  Quorum                                         3
  Section  9.  Place of Meeting, Etc.                         3
  Section 10.  Interested Directors; Quorum                   3


                          ARTICLE III.

COMMITTEES OF THE BOARD:
  Section  1.  Committees                                     4
  Section  2.  Procedure                                      4
  Section  3.  Reports to the Board                           4
  Section  4.  Strategic Direction Committee                  4
  Section  5.  Audit Committee                                5
  Section  6   Environmental Policy Committee                 5
  Section  7.  Compensation Committee                         5
  Section  8.  Corporate Governance Committee                 5


                           ARTICLE IV.

OFFICE OF THE CHIEF EXECUTIVE                                 5

                                                                     EXHIBIT 3.3




                                                            Page
                                                            ----
                           ARTICLE V.

OFFICERS:
  Section  1.  Officers                                       6
  Section  2.  Chairman of the Board                          6
  Section  3.  President                                      6
  Section  4.  Executive Vice Presidents                      6
  Section  5.  Vice Presidents                                6
  Section  6.  Executive Vice President - Finance             6
  Section  7.  Treasurer                                      6
  Section  8.  Assistant Treasurer                            7
  Section  9.  Controller                                     7
  Section 10.  Assistant Controller                           7
  Section 11.  Secretary                                      7
  Section 12.  Assistant Secretary                            7
  Section 13.  Removal                                        7
  Section 14.  Resignation                                    7
  Section 15.  Vacancies                                      7


                           ARTICLE VI.

MISCELLANEOUS:
  Section  1.  Indemnification of Directors or Officers       8
  Section  2.  Certificate for Shares                         8
  Section  3.  Transfer of Shares                             9
  Section  4.  Regulations                                    9
  Section  5.  Record Date of Stockholders                    9
  Section  6.  Corporate Seal                                 9


                          ARTICLE VII.

AMENDMENTS                                                   10

                                                                     EXHIBIT 3.3

                                    BYLAWS
                                      OF
                     E. I. DU PONT DE NEMOURS AND COMPANY


                                  ARTICLE I.
                            MEETING OF STOCKHOLDERS


        SECTION 1. Annual. Meetings of the stockholders for the purpose of electing Directors, and transacting such other proper business as may be brought before the meeting, shall be held annually at such date, time and place, within or without the State of Delaware as may be designated by the Board of Directors ("Board").

        SECTION 2. Special. Special meetings of the stockholders may be called by the Board and shall be called by the Secretary at the request in writing of the holders of record of at least twenty-five percent of the outstanding stock of the corporation entitled to vote. Special meetings shall be held within or without the State of Delaware, as the Board shall designate.

        SECTION 3. Notice. Written notice of each meeting of stockholders, stating the place, date and hour of the meeting, and the purpose or purposes thereof, shall be mailed not less than ten nor more than sixty days before the date of such meeting to each stockholder entitled to vote thereat.

        SECTION 4. Quorum. Unless otherwise provided by statute, the holders of shares of stock entitled to cast a majority of votes at a meeting, present either in person or by proxy, shall constitute a quorum at such meeting.

        Absence of a quorum of the holders of Common Stock or Preferred Stock at any meeting or adjournment thereof, at which under the Certificate of Incorporation the holders of Preferred Stock have the right to elect any Directors, shall not prevent the election of Directors by the other class of stockholders entitled to elect Directors as a class if the necessary quorum of stockholders of such other class shall be present in person or by proxy.

        SECTION 5. Organization. The Chairman of the Board or, in the Chairman's absence, the President shall preside at meetings of stockholders. The Secretary of the Company shall act as Secretary of all meetings of the stockholders, but in the absence of the Secretary the presiding officer may appoint a Secretary of the meeting. The order of business for such meetings shall be determined by the Chairman of the Board, or, in the Chairman's absence, by the President.

                                                                     EXHIBIT 3.3


        SECTION 6. Voting. Each stockholder entitled to vote at any meeting shall be entitled to one vote, in person or by written proxy, for each share held of record. Upon the demand of any stockholder, such stockholder shall be entitled to vote by ballot. All elections and questions shall be decided by plurality vote, except as otherwise required by statute.

        SECTION 7. Inspectors. At each meeting of the stockholders the polls shall be opened and closed; the proxies and ballots shall be received and be taken in charge, and all questions touching the qualification of voters and the validity of proxies, and the acceptance or rejection of votes shall be decided by three Inspectors, two of whom shall have power to make a decision. Such Inspectors shall be appointed by the Board before the meeting, or in default thereof, by the presiding officer at the meeting, and shall be sworn to the faithful performance of their duties. If any of the Inspectors previously appointed shall fail to attend or refuse or be unable to serve, substitutes shall be appointed by the presiding officer.


                                  ARTICLE II.
                              BOARD OF DIRECTORS


        SECTION 1. Number. The business and affairs of the Company shall be under the direction of the Board. The number of Directors, which shall not be less than ten, shall be determined from time to time by the vote of two-thirds of the whole Board.

        SECTION 2. Term. Each Director shall hold office until the next annual election of Directors and until the Director's successor is elected and qualified.

        SECTION 3. Increase of Number. In case of any increase in the number of Directors between Annual Meetings of Stockholders, each additional Director shall be elected by the vote of two-thirds of the whole Board.

        SECTION 4. Resignation. A Director may resign at any time by giving written notice to the Chairman of the Board or the Secretary. The acceptance thereof shall not be necessary to make it effective; and such resignation shall take effect at the time specified therein or, in the absence of such specification, it shall take effect upon the receipt thereof.

        SECTION 5. Vacancies. In case of any vacancy in the Board for any cause, the remaining Directors, by vote of majority of the whole Board, may elect a successor to hold office for the unexpired term of the Director whose place is vacant.

        SECTION 6. Regular Meetings. Regular meetings of the Board shall be held at such times as the Board may designate. A notice of each regular meeting shall not be required.

                                                                     EXHIBIT 3.3



        SECTION 7. Special Meetings. Special meetings of the Board shall be held whenever called by the direction of the Chairman of the Board, or of one-third of the Directors.

        The Secretary shall give notice of such special meetings by mailing the same at least two days before the meeting, or by telegraphing the same at least one day before the meeting to each Director; but such notice may be waived by any Director. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting. At any meeting at which every Director shall be present, any business may be transacted, irrespective of notice.

        SECTION 8. Quorum. One-third of the Board shall constitute a quorum. If there be less than a quorum present at any meeting, a majority of those present may adjourn the meeting from time to time.

        Except as otherwise provided by law, the Certificate of Incorporation, or by these Bylaws, the affirmative vote of a majority of the Directors present at any meeting at which there is a quorum shall be necessary for the passage of any resolution.

        SECTION 9. Place of Meeting, Etc. The Directors shall hold the meetings, and may have an office or offices in such place or places within or outside the State of Delaware as the Board from time to time may determine.

        SECTION 10. Interested Directors; Quorum

       1) No contract or other transaction between the Company and one or more of its Directors, or between the Company and any other corporation, partnership, association, or other organization in which one or more of the Directors of the Company is a Director or officer, or has a financial interest, shall be void or voidable, because the Director is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because such Director's vote is counted for such purpose, if:

          (a) the material facts as to such Director's relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; or

          (b) the material facts as to such Director's relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

                                                                     EXHIBIT 3.3


       (c) the contract or transaction is fair as to the Company as of the time it is authorized, approved or ratified, by the Board, a committee thereof, or the stockholders; and

          2) Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorizes the contract or transaction.


                                 ARTICLE III.
                            COMMITTEES OF THE BOARD


          SECTION 1. Committees. The Board shall by the affirmative vote of a majority of the whole Board, elect from the Directors a Strategic Direction Committee, an Audit Committee, an Environmental Policy Committee, a Compensation Committee, and a Corporate Governance Committee and may, by resolution passed by a majority of the whole Board, designate one or more additional committees, each committee to consist of one or more Directors. The Board shall designate for each of these committees a Chairman, and, if desired, a Vice Chairman, who shall continue as such during the pleasure of the Board. The number of members of each committee shall be determined from time to time by the Board.

          SECTION 2. Procedure. Each Committee shall fix its own rules of procedure and shall meet where and as provided by such rules. A majority of a committee shall constitute a quorum. In the absence or disqualification of a member of any committee, the members of such committee present at any meeting, and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

          SECTION 3. Reports To The Board. Each Committee shall keep regular minutes of its proceedings and shall periodically report to the Board summaries of the Committee's significant completed actions and such other matters as requested by the Board.

          SECTION 4. Strategic Direction Committee. The Strategic Direction Committee shall review the Company's strategic direction and overall objectives and shall have such powers and perform such duties as may be assigned to it from time to time by the Board.

                                                                     EXHIBIT 3.3


          SECTION 5. Audit Committee. The Audit Committee shall employ independent public accountants, subject to stockholder ratification at each annual meeting, review the adequacy of internal controls and the accounting principles employed in financial reporting, and shall have such power and perform such duties as may be assigned to it from time to time by the Board. None of the Members of the Audit Committee shall be an officer or employee of the Company or its subsidiaries.

          SECTION 6. Environmental Policy Committee. The Environmental Policy Committee shall review the Company's environmental policies and practices and shall have such powers and perform such duties as may be assigned to it from time to time by the Board.

          SECTION 7. Compensation Committee. The Compensation Committee shall have the power and authority vested in it by the Compensation Plans of the Company and shall have such powers and perform such duties as may be assigned to it from time to time by the Board. None of the members of the Compensation Committee shall be an officer or employee of the Company or its subsidiaries.

          SECTION 8. Corporate Governance Committee. The Corporate Governance Committee shall recommend to the Board nominees for election as directors of the Company. The Committee shall also have responsibility for reviewing and making recommendations to the Board related to matters on corporate governance and shall have such powers and perform such duties as may be assigned to it from time to time by the Board. None of the members of the Corporate Governance Committee shall be an officer or employee of the Company or its subsidiaries.


                                  ARTICLE IV.
                         OFFICE OF THE CHIEF EXECUTIVE


          The Board shall elect an Office of the Chief Executive whose members shall include the Chairman of the Board, President and such other officers as may be designated by the Board. The Office of the Chief Executive shall have responsibility for the strategic direction and operations of all the businesses of the Company and shall have such powers and perform such duties as may be assigned to it from time to time by the Board.

          All significant completed actions by the Office of the Chief Executive shall be reported to the Board at the next succeeding Board meeting, or at its meeting held in the month following the taking of such action.

                                                                     EXHIBIT 3.3


                                  ARTICLE V.
                                   OFFICERS


          SECTION 1. Officers. The officers of the Company shall be a Chairman of the Board, a President, one or more Executive Vice Presidents, an Executive Vice President - Finance and a Secretary.

          The Board and the Office of the Chief Executive, may appoint such other officers as they deem necessary, who shall have such authority and shall perform such duties as may be prescribed, respectively, by the Board or the Office of the Chief Executive.

          SECTION 2. Chairman of the Board. The Chairman of the Board shall be the chief executive officer of the Company and, subject to the Board and the Office of the Chief Executive, shall have general charge of the business and affairs of the Company. The Chairman shall preside at all meetings of the stockholders and of the Board. The Chairman may sign and execute all authorized bonds, contracts or other obligations, in the name of the Company, and with the Treasurer may sign all certificates of the shares in the capital stock of the Company.

          SECTION 3. President. The President shall have such powers and perform such duties as may be assigned to the President by the Board or the Chairman of the Board. In the absence or inability to act of the Chairman of the Board, the President shall perform the duties of the Chairman of the Board.

          SECTION 4. Executive Vice Presidents. Each Executive Vice President shall have such powers and perform such duties as may be assigned to such Executive Vice President by the Board or the Office of the Chief Executive.

          SECTION 5. Vice Presidents. The Board or the Office of the Chief Executive may appoint one or more Vice Presidents. Each Vice President shall have such title, powers and duties as may be assigned to such Vice President by the Board or the Office of the Chief Executive.

          SECTION 6. Executive Vice President - Finance. The Executive Vice President - Finance shall be the chief financial officer of the Company, and shall have such powers and perform such duties as may be assigned to such Executive Vice President -Finance by the Board or the Office of the Chief Executive.

          SECTION 7. Treasurer. The Board shall appoint a Treasurer. Under the general direction of the Executive Vice President - Finance, the Treasurer shall have such powers and perform such duties as may be assigned to such Treasurer by the Board or the Office of the Chief Executive.

                                                      EXHIBIT 3.3


          SECTION 8. Assistant Treasurer. The Board or the Office of the Chief Executive may appoint one or more Assistant Treasurers. Each Assistant Treasurer shall have such powers and shall perform such duties as may be assigned to such Assistant Treasurer by the Board or the Office of the Chief Executive.

          SECTION 9. Controller. The Board may appoint a Controller. Under the general direction of the Executive Vice President - Finance, the Controller shall have such powers and perform such duties as may be assigned to such Controller by the Board or the Office of the Chief Executive.

          SECTION 10. Assistant Controller. The Board or the Office of the Chief Executive may appoint one or more Assistant Controllers. Each Assistant Controller shall have such powers and shall perform such duties as may be assigned to such Assistant Controller by the Board or the Office of the Chief Executive.

          SECTION 11. Secretary. The Secretary shall keep the minutes of all the meetings of the Board and the minutes of all the meetings of the stockholders; the Secretary shall attend to the giving and serving of all notices of meetings as required by law or these Bylaws; the Secretary shall affix the seal of the Company to any instruments when so required; and the Secretary shall in general perform all the corporate duties incident to the office of Secretary, subject to the control of the Board or the Chairman of the Board, and such other duties as may be assigned to the Secretary by the Board or the Chairman of the Board.

          SECTION 12. Assistant Secretary. The Board or the Office of the Chief Executive may appoint one or more Assistant Secretaries. Each Assistant Secretary shall have such powers and shall perform such duties as may be assigned to such Assistant Secretary by the Board or the Chairman of the Board or the President; and such Assistant Secretary shall affix the seal of the Company to any instruments when so required.

          SECTION 13. Removal. All officers may be removed or suspended at any time by the vote of the majority of the whole Board. All officers, agents and employees, other than officers elected or appointed by the Board, may be suspended or removed by the committee or by the officer appointing them.

          SECTION 14. Resignation. Any officer may resign at any time by giving written notice to the Chairman of the Board, the President or the Secretary. Unless otherwise stated in such notice of resignation, the acceptance thereof shall not be necessary to make it effective; and such resignation shall take effect at the time specified therein or, in the absence of such specification, it shall take effect upon the receipt thereof.

          SECTION 15. Vacancies. A vacancy in any office shall be filled in the same manner as provided for election or appointment to such office.

                                                                     EXHIBIT 3.3
                                  ARTICLE VI.
                                 MISCELLANEOUS

          SECTION 1. Indemnification of Directors or Officers. Each person who is or was a Director or officer of the Company (including the heirs, executors, administrators or estate of such person) shall be indemnified by the Company as of right to the full extent permitted by the General Corporation Law of Delaware against any liability, cost or expense asserted against such Director or officer and incurred by such Director or officer by reason of the fact that such person is or was a Director or officer. The right to indemnification conferred by this Section shall include the right to be paid by the Company the expenses incurred in defending in any action, suit or proceeding in advance of its final disposition, subject to the receipt by the Company of such undertakings as might be required of an indemnitee by the General Corporation Law of Delaware.

          In any action by an indemnitee to enforce a right to indemnification hereunder or by the Company to recover advances made hereunder, the burden of proving that the indemnitee is not entitled to be indemnified shall be on the Company. In such an action, neither the failure of the Company (including its Board, independent legal counsel or stockholders) to have made a determination that indemnification is proper, nor a determination by the Company that indemnification is improper, shall create a presumption that the indemnitee is not entitled to be indemnified or, in the case of such an action brought by the indemnitee, be a defense thereto. If successful in whole or in part in such an action, an indemnitee shall be entitled to be paid also the expense of prosecuting or defending same. The Company may, but shall not be obligated to, maintain insurance at its expense, to protect itself and any such person against any such liability, cost or expense.

          SECTION 2. Certificate for Shares. The shares of the capital stock of the Company shall be represented by certificates unless the Company provides by appropriate action that some or all of any or all classes or series of the Company's stock shall be uncertificated. Notwithstanding the Company's taking such action, to the extent required by law, every holder of stock represented by certificates and, upon request, every holder of uncertificated shares, shall be entitled to a certificate representing the number of shares in the Company owned by such stockholder in such form, not inconsistent with the Certificate of Incorporation, as shall be prescribed by the Board. Certificates representing shares of the capital stock of the Company shall be signed by the Chairman of the Board, President or an Executive Vice President and the Treasurer, Secretary or an Assistant Secretary. Any or all signatures on the certificate, including those of the Transfer Agent and Registrar, may be facsimile.

                                                                     EXHIBIT 3.3


          The name of the person owning the shares represented thereby, with the number of such shares and the date of issue, shall be entered on the Company's books.

          All certificates surrendered to the Company shall be cancelled, and no new certificates shall be issued until the former certificate for the same number of shares of the same class shall have been surrendered and cancelled, except that the Board may determine, from time to time, the conditions and provisions on which new certificates may be used in substitution of any certificates that may have been lost, stolen or destroyed.

          SECTION 3. Transfer of Shares. Shares in the capital stock of the Company shall be transferred by the record holder thereof, in person, or by any such person's attorney upon surrender and cancellation of certificates for a like number of shares.

          SECTION 4. Regulations. The Board also may make rules and regulations concerning the issue, transfer and registration of certificates for shares of the capital stock of the Company.

          The Board may appoint one or more transfer agents and one or more registrars of transfers, and may require all stock certificates to bear the signature of a transfer agent and a registrar of transfer.

          SECTION 5. Record Date of Stockholders. The Board may fix in advance a date, not exceeding sixty days preceding the date of any meeting of stockholders, or the date for the payment of any dividend or other distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend or other distribution, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, and in such case only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, or to receive any such dividend or other distribution, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Company after such record date fixed as aforesaid.

          SECTION 6. Corporate Seal. The seal of the Company shall be circular in form, containing the words "E. I. DU PONT DE NEMOURS AND CO." and "DELAWARE" on the circumference, surrounding the words "FOUNDED" and "SEAL," and the date "1802."

                                                                     EXHIBIT 3.3


          The seal shall be in the custody of the Secretary. A duplicate of the seal may be kept and used by the Executive Vice President - Finance, any Vice President - DuPont Finance, the Treasurer, or by any Assistant Secretary or Assistant Treasurer.


                                 ARTICLE VII.
                                  AMENDMENTS


          The Board shall have the power to adopt, amend and repeal the Bylaws of the Company, by a vote of the majority of the whole Board, at any regular or special meeting of the Board, provided that notice of intention to adopt, amend or repeal the Bylaws in whole or in part shall have been given at the next preceding meeting, or, without any such notice, by the vote of two-thirds of the whole Board.




I hereby certify that the foregoing is a true and correct copy of the Bylaws of
E. I. du Pont de Nemours and Company.

Witness my hand and the corporate seal of the Company this
             day of                     199  .
------------         ------------------    --




                                                    ----------------------------
                                                               Secretary